UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2011, Richard J. Meelia, the Non-Executive Chairman of the Company’s Board of Directors and former President and Chief Executive Officer, notified the Board of his decision not to stand for re-election as a director at the Company’s 2012 annual general meeting of shareholders. Mr. Meelia agreed to serve as Non-Executive Chairman of the Board for a transition period of up to one year following his July 2011 retirement as President and Chief Executive Officer. Given how smoothly the transition has been going, Mr. Meelia decided to retire from the Board of Directors before the end of the one-year period; his decision is not the result of any disagreement with the Company or its management. The Company and the Board expressed their deep appreciation for Mr. Meelia’s years of service to the Board and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary

Date: December 19, 2011